(h)(1)(a)
                         SUPPLEMENT TO AGENCY AGREEMENT


         Supplement to the Agency Agreements between each of the KEMPER FUNDS listed on the Attachment hereto (each a "Fund") and INVESTORS FIDUCIARY TRUST COMPANY (the "Agent").

         WHEREAS, each Fund and Agent are parties to an Agency Agreement, as supplemented from time to time (each an "Agency Agreement");

         WHEREAS, Section 5.A of each Agency Agreement provides that the fees payable by each Fund to Agent thereunder shall be as set forth in a separate schedule to be agreed upon by the Fund and Agent; and

         WHEREAS, the parties desire to reflect in this Supplement the revised fee schedule for each Agency Agreement as in effect as of January 1, 1999;


         NOW THEREFORE, in consideration of the premises and the mutual covenants herein provided, the parties agree as follows:

         1. The revised fee schedule for services provided by Agent to each Fund under each respective Agency Agreement as in effect on January 1, 1999, is set forth in Exhibit A hereto;

         2. This Supplement shall become a part of each respective Agency Agreement and subject to its terms and shall supersede all previous fee schedules under such agreement as of the date hereof.


                                 KEMPER FUNDS listed on the Attachment hereto,



                                 By: /s/Mark S. Casady
                                     ------------------------------------------
                                     Name:  Mark S. Casady
                                     Title: President


                                 INVESTORS FIDUCIARY TRUST COMPANY



                                 By: /s/Stephen R. Hilliard
                                     ------------------------------------------
                                     Name:  STEPHEN R. HILLIARD
                                     Title: EXECUTIVE VICE PRESIDENT

                                   ATTACHMENT
                                   ----------


Investors Fund Series
Kemper Blue Chip Portfolio
Kemper Contrarian Value Portfolio
Kemper Global Blue Chip Portfolio
Kemper Global Income Portfolio
Kemper Government Securities Portfolio
Kemper Growth Portfolio
Kemper High Yield Portfolio
Kemper Horizon 5 Portfolio
Kemper Horizon 10+ Portfolio
Kemper Horizon 20+ Portfolio
Kemper International Growth And Income Portfolio
Kemper International Portfolio
Kemper Investment Grade Bond Portfolio
Kemper Money Market Portfolio
Kemper Small Cap Growth Portfolio
Kemper Small Cap Value Portfolio
Kemper Total Return Portfolio
Kemper Value+Growth Portfolio
Kemper-Dreman Financial Services Portfolio
Kemper-Dreman High Return Equity Portfolio

Kemper Adjustable Rate U. S. Government Fund

Kemper Aggressive Growth Fund

Kemper Asian Growth Fund

Kemper Blue Chip Fund

Kemper Diversified Income Fund

Kemper Europe Fund

Kemper Global Income Fund

Kemper Growth Fund

Kemper High Income Trust

Kemper High Yield Series
Kemper High Yield Fund
Kemper High Yield Opportunity Fund

Kemper Horizon Fund
Kemper Horizon 20+ Portfolio
Kemper Horizon 10+ Portfolio
Kemper Horizon 5 Portfolio

Kemper Income and Capital Preservation Fund

Kemper Intermediate Government Trust

Kemper International Fund

Kemper Multi-Market Income Trust

Kemper Municipal Income Trust

Kemper National Tax-Free Income Series
Kemper Municipal Bond Fund
Kemper Intermediate Municipal Bond Fund

Kemper Portfolios
Kemper Cash Reserves Fund
Kemper U.S. Mortgage Fund
Kemper Short-Intermediate Government Fund

Kemper Quantitative Equity Fund

Kemper Small Capitalization Equity Fund

Kemper State Tax-Free Income Series
Kemper California Tax-Free Income Fund
Kemper Florida Tax-Free Income Fund
Kemper New York Tax-Free Income Fund
Kemper Ohio Tax-Free Income Fund

Kemper Strategic Income Fund

Kemper Strategic Municipal Income Trust

Kemper Target Equity Fund
Kemper Retirement Fund - Series I
Kemper Retirement Fund - Series II
Kemper Retirement Fund - Series III
Kemper Retirement Fund - Series IV
Kemper Retirement Fund - Series V
Kemper Retirement Fund - Series VI
Kemper Retirement Fund - Series VII
Kemper Worldwide 2004 Fund

Kemper Technology Fund

Kemper Total Return Fund

Kemper U.S. Government Securities Fund

Kemper Value Plus Growth Fund

Kemper Value Series, Inc.
Kemper Contrarian Fund
Kemper-Dreman High Return Equity Fund
Kemper Small Cap Value Fund

Zurich Money Funds
Zurich Money Market Fund
Zurich Government Money Fund
Zurich Tax-Free Money Fund

Zurich YieldWise Funds
Zurich YieldWise Money Fund
Zurich YieldWise Government Money Fund
Zurich YieldWise Municipal Money Fund

As of:  January 1, 1999

                                                                                                          EXHIBIT A

                                   FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                                   --------------------------------------------
                   For all accounts except Scudder Kemper Retirement Services: Kemper KemFlex

                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)
Annual Open Account Fee
     Equity                             10.00               10.00           10.00            10.00
     Taxable Bond                       14.00               14.00           14.00            14.00
     Tax-Free Bond                      14.00               14.00           14.00            14.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)
     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds


                                    FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                                    --------------------------------------------
                                Scudder Kemper Retirement Services: Kemper KemFlex

                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)
Annual Open Account Fee
     Equity                             18.00               18.00           18.00            18.00
     Taxable Bond                       23.00               23.00           23.00            23.00
     Tax-Free Bond                      23.00               23.00           23.00            23.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)
     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds


--------------------------------
* The new shareholder account fee is not applicable to Class A Share accounts established in connection with a conversion from Class B Shares.

The out-of-pocket expenses of Agent will be reimbursed by Fund in accordance with the provisions of Section 5 of the Agency Agreement. Fees and out-of-pocket expenses shall be paid or reimbursed on a monthly basis upon receipt of an invoice therefor.

The asset based fee for each month shall be equal to 1/12 of the applicable annual fee rate, as set forth in this schedule, of the average daily net assets of the Fund for each month. The asset based fee in the schedule is expressed in basis points ("bps") as an annual rate. 100 basis points is equivalent to one percentage point (1.00%). For certain Funds listed in Exhibit B, total transfer agency fees and related out-of-pocket expenses payable by the Fund shall be limited for any fiscal year of the Fund to the levels set forth in Exhibit B, which levels are expressed as a percentage of average daily net assets for the applicable fiscal year.